Exhibit 10.1

EXECUTION VERSION

REPLACEMENT REVOLVING CREDIT FACILITY AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT dated as of March 6, 2012 (this “Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors listed on the signature pages hereto, the Incremental Term Lenders listed on the signature pages hereto, the Replacement Revolving Credit Facility Lenders listed on the signature pages hereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.

PRELIMINARY STATEMENT

A. Reference is made to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, and February 2, 2012 (the “Credit Agreement”), among the Borrower, Parent, the Lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

B. Pursuant to Section 2.24 of the Credit Agreement, the Borrower has requested that the persons set forth on Schedule I hereto (together with their permitted successors and assigns, the “Incremental Term Lenders”) commit to make Incremental Term Loans to the Borrower on the Effective Date in an aggregate principal amount of $750,000,000 (the “Incremental Term Loans”; the commitment of each Incremental Term Lender to provide its applicable portion of the Incremental Term Loans, an “Incremental Term Loan Commitment”).

C. The Incremental Term Lenders are willing to make the Incremental Term Loans to the Borrower on the Effective Date on the terms and subject to the conditions set forth herein and in the Credit Agreement.

D. Pursuant to Section 2.25(d) of the Credit Agreement, the Borrower has requested that the persons set forth on Schedule I hereto (together with their permitted successors and assigns, the “Replacement Revolving Credit Facility Lenders”) commit to provide to the Borrower on the Effective Date a new senior secured revolving credit facility in an aggregate principal amount of $750,000,000 (the “Replacement Revolving Credit Facility”; the commitment of each Replacement Revolving Credit Facility Lender to provide its applicable portion of the Replacement Revolving Credit Facility, a “Replacement Revolving Credit Facility Commitment”).

E. The Replacement Revolving Credit Facility Lenders are willing to provide such Replacement Revolving Credit Facility Commitments to the Borrower on the Effective Date on the terms and subject to the conditions set forth herein and in the Credit Agreement.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Terms Generally. Capitalized terms used but not otherwise defined herein (including in the Preliminary Statement hereto) shall have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and, to the extent it relates to the making of Incremental Term Loans, an “Incremental Term Loan Assumption Agreement” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Incremental Term Loans. (a) On the terms and subject to the conditions set forth herein and in the Credit Agreement and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, each Incremental Term Lender agrees, severally and not jointly, to make, on the Effective Date, an Incremental Term Loan to the Borrower in an aggregate principal amount equal to its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of the Incremental Term Loans may not be reborrowed.

(b) The Incremental Term Loan Commitment of each Incremental Term Lender shall automatically terminate upon the making of the Incremental Term Loans on the Effective Date.

(c) The proceeds of the Incremental Term Loans are to be used by the Borrower solely to prepay Term Loans that are outstanding on the Effective Date immediately prior to giving effect to this Agreement.

(d) The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Incremental Term Lender, the principal amount of each Incremental Term Loan of such Incremental Term Lender as provided in Section 2.11(a)(iv) of the Credit Agreement and Exhibit A hereto.

(e) The Incremental Term Loans shall constitute Other Term Loans, Other Term A Loans, Refinancing Incremental Term Loans and Term Loans for all purposes of the Credit Agreement and the other Loan Documents, and shall have the terms that are set forth in Exhibit A hereto.

SECTION 3. Replacement Revolving Credit Facility; Letters of Credit. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, each Replacement Revolving Credit Facility Lender agrees, severally and not jointly, to assume its Replacement Revolving Credit Facility Commitment on the Effective Date. On the Effective Date, the Revolving Credit Commitments as in effect immediately prior to the Effective Date shall terminate and be replaced by the Replacement Revolving Credit Commitments. From and after the Effective Date, each

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Replacement Revolving Credit Facility Lender shall constitute a “Revolving Credit Lender”, each Replacement Revolving Credit Commitment shall constitute a “Revolving Credit Commitment” and the loans made pursuant thereto shall constitute “Revolving Loans”, in each case for all purposes of the Credit Agreement and the other Loan Documents, and the Replacement Revolving Credit Facility shall have the terms that are set forth in Exhibit B hereto.

(b) Each of Credit Suisse AG and Wells Fargo Bank, N.A., in their capacities as Issuing Banks under the Credit Agreement, and each Replacement Revolving Credit Facility Lender agree that notwithstanding the termination of the existing Revolving Credit Commitments, the Letters of Credit outstanding on the Effective Date shall remain outstanding, and each Replacement Revolving Credit Facility Lender shall be deemed to have acquired a participation therein in accordance with its applicable Pro Rata Percentage in effect on the Effective Date and in accordance with the provisions of Section 2.23 of the Credit Agreement.

(c) Each of Credit Suisse AG and Wells Fargo Bank, N.A. agrees to act as an Issuing Bank in respect of the Replacement Revolving Credit Facility and Credit Suisse AG agrees to act as Swingline Lender in respect of the Replacement Revolving Credit Facility, in each case on the terms and subject to the conditions set forth herein and in the Credit Agreement.

SECTION 4. Representations and Warranties. Each of Parent, the Borrower and each Subsidiary Guarantor hereby represents and warrants to each other party hereto that:

(a) This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(c) No Default or Event of Default has occurred and is continuing.

(d) None of the Security Documents in effect on the Effective Date will be rendered invalid, non-binding or unenforceable against any Loan Party as a result of this Agreement. The Guarantees created under such Security Documents will continue to guarantee the Obligations (as the Obligations are modified hereunder) to the same extent as they guaranteed the Obligations immediately prior to the Effective Date. Upon the

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filing of the Mortgage Amendments (as defined below), the Liens created under such Security Documents will continue to secure the Obligations (as the Obligations are modified hereunder), and will continue to be perfected, in each case, to the same extent as they secured the Obligations or were perfected immediately prior to the Effective Date.

SECTION 5. Effectiveness. This Agreement shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Effective Date”):

(a) The Administrative Agent shall have received counterparts hereof duly executed and delivered by Parent, the Borrower, each Subsidiary Loan Party, each Incremental Term Lender and each Replacement Revolving Credit Facility Lender.

(b) The Administrative Agent shall have received a favorable written opinion of (i) Kirkland & Ellis LLP, counsel for Parent and the Borrower, substantially to the effect set forth on Exhibit C-1 and (ii) the general counsel of Parent, substantially to the effect set forth in Exhibit C-2.

(c) The Administrative Agent shall have received (i) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of its state of organization; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of (1) the by-laws (or equivalent thereof) and (2) the certificate or articles of incorporation, certified as of a recent date by the Secretary of State of the applicable state of organization, in each case of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (or, if such by-laws (or equivalent thereof) or certificate or articles of incorporation have not been amended or modified since any delivery thereof to the Administrative Agent on the Closing Date, the First Restatement Effective Date or the Second Restatement Effective Date, as applicable, certifying that no such amendment or modification has occurred), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent thereof) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent may reasonably request.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement.

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(e) The Administrative Agent shall have received a notice of termination of the existing Revolving Credit Commitments from the Borrower pursuant to Section 2.09(b) of the Credit Agreement, and all Revolving Loans and Swingline Loans that are outstanding on the Effective Date immediately prior to giving effect to this Agreement shall have been repaid pursuant to Section 2.12(a) of the Credit Agreement, together with any accrued and unpaid interest and Commitment Fees, in each case in respect of the existing Revolving Credit Commitments.

(f) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including upfront fees in the amounts agreed with each Incremental Term Lender and each Replacement Revolving Credit Facility Lender and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(g) The Security Documents shall be in full force and effect on the Effective Date, and the Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

The Administrative Agent shall notify the Borrower, the Replacement Revolving Credit Lenders, the Incremental Term Lenders and the other Lenders under the Credit Agreement of the Effective Date and such notice shall be conclusive and binding.

SECTION 6. Reaffirmation; Further Assurances. (a) Each of Parent, the Borrower and each of the Subsidiary Guarantors identified on the signature pages hereto (collectively, Parent, the Borrower and such Subsidiary Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees (including in respect of the Incremental Term Loans and the Replacement Revolving Credit Facility), pledges and grants of security interests (including in respect of the Incremental Term Loans and the Replacement Revolving Credit Facility), as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (including in respect of the Incremental Term Lenders and the Replacement Revolving Credit Facility Lenders). Each of the Reaffirming Loan Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to effect the purposes of this Agreement, the transactions contemplated hereby or the Loan Documents and hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

(b) Within 90 days after the Effective Date (or such later date as the Administrative Agent in its sole discretion may permit) the Borrower shall deliver, with respect to each Mortgage encumbering a Mortgaged Property, either (x) an amendment

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thereof (each, a “Mortgage Amendment”), setting forth such changes as are reasonably necessary to reflect that the lien securing the Obligations under the Credit Agreement encumbers such Mortgaged Property and to further grant, preserve, protect, confirm and perfect the first-priority lien and security interest thereby created and perfected, and opinions by local counsel reasonably acceptable to the Administrative Agent regarding the enforceability of each such Mortgage Amendment, or (y) opinions or other written confirmations from local counsel reasonably acceptable to the Administrative Agent stating, to the reasonably satisfaction of the Administrative Agent, that no such Mortgage Amendment is required with respect to a Mortgaged Property, in each case in substantially the same form as those Mortgage Amendments and local counsel opinions delivered to the Administrative Agent on the First Restatement Effective Date, except for those changes necessary to reflect the transactions contemplated hereby, and each of the foregoing being in all respects reasonably acceptable to the Administrative Agent.

SECTION 7. Consent. Each of the Incremental Term Lenders and the Replacement Revolving Credit Facility Lenders hereby agrees that, so long as any Non-Extended Term Loans are outstanding, if the Borrower seeks to obtain the consent of any Class of Lenders to amend Section 2.13(g) of the Credit Agreement, or to waive compliance by the Borrower with such Section, in each case solely to permit the Borrower to apply the proceeds of Permitted Additional Debt or Pari Passu Debt first, to repay Non-Extended Term Loans before being applied as otherwise required by such Section (a “Prepayment Amendment”), then the execution and delivery of this Agreement by such Incremental Term Lender and Replacement Revolving Credit Facility Lender shall be deemed to constitute the consent of each such Lender and its successors and assigns to any such Prepayment Amendment, without any further action of the Incremental Term Lenders or the Replacement Revolving Credit Facility Lenders.

SECTION 8. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the Loan Documents (including the preparation of this Agreement), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 9. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 11. Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A

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TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.,
by
/s/ James W. Doucette
Name: James W. Doucette
Title: Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.,
by
/s/ James W. Doucette
Name: James W. Doucette
Title: Vice President and Treasurer

Abilene Hospital LLC

Abilene Merger LLC

Anna Hospital Corporation

Berwick Hospital Company, LLC

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Birmingham Holdings II, LLC

Birmingham Holdings, LLC

Bluefield Holdings, LLC

Bluefield Hospital Company, LLC

Bluffton Health System, LLC

Brownsville Hospital Corporation

Brownwood Medical Center, LLC

Bullhead City Hospital Corporation

Bullhead City Hospital Investment Corporation

Carlsbad Medical Center, LLC

Centre Hospital Corporation

CHHS Holdings, LLC

CHS Kentucky Holdings, LLC

CHS Pennsylvania Holdings, LLC

CHS Virginia Holdings, LLC

CHS Washington Holdings, LLC

Clarksville Holdings, LLC

Cleveland Hospital Corporation

Cleveland Tennessee Hospital Company, LLC

Clinton Hospital Corporation

Coatesville Hospital Corporation

College Station Medical Center, LLC

College Station Merger, LLC

Community GP Corp.

Community Health Investment Company, LLC

Community LP Corp.

CP Hospital GP, LLC

CPLP, LLC

Crestwood Hospital LP, LLC

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Crestwood Hospital, LLC

CSMC, LLC

CSRA Holdings, LLC

Deaconess Holdings, LLC

Deaconess Hospital Holdings, LLC

Deming Hospital Corporation

Desert Hospital Holdings, LLC

Detar Hospital, LLC

DHFW Holdings, LLC

DHSC, LLC

Dukes Health System, LLC

Dyersburg Hospital Corporation

Emporia Hospital Corporation

Evanston Hospital Corporation

Fallbrook Hospital Corporation

Foley Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Frankfort Health Partner, Inc.

Franklin Hospital Corporation

Gadsden Regional Medical Center, LLC

Galesburg Hospital Corporation

Granbury Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

GRMC Holdings, LLC

Hallmark Healthcare Company, LLC

Hobbs Medco, LLC

Hospital of Barstow, Inc.

Hospital of Fulton, Inc.

Hospital of Louisa, Inc.

Hospital of Morristown, Inc.

Jackson Hospital Corporation

Jackson Hospital Corporation

Jourdanton Hospital Corporation

Kay County Hospital Corporation

Kay County Oklahoma Hospital Company, LLC

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Kirksville Hospital Company, LLC

Lakeway Hospital Corporation

Lancaster Hospital Corporation

Las Cruces Medical Center, LLC

Lea Regional Hospital, LLC

Lexington Hospital Corporation

Longview Merger, LLC

LRH, LLC

Lutheran Health Network of Indiana, LLC

Marion Hospital Corporation

Martin Hospital Corporation

Massillon Health Community System, LLC

Massillon Health System, LLC

Massillon Holdings, LLC

McKenzie Tennessee Hospital Company, LLC

McNairy Hospital Corporation MCSA, L.L.C.

Medical Center of Brownwood, LLC

Merger Legacy Holdings, LLC

MMC of Nevada, LLC

Moberly Hospital Company, LLC

MWMC Holdings, LLC

Naticoke Hospital Company, LLC

National Healthcare of Leesville, Inc.

National Healthcare of Mt. Vernon, Inc.

National Healthcare of Newport, Inc.

Navarro Regional, LLC

NC-DSH, LLC

Northampton Hospital Company, LLC

Northwest Hospital, LLC

NOV Holdings, LLC

NRH, LLC

Oak Hill Hospital Corporation

Oro Valley Hospital, LLC

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Palmer-Wasilla Health System, LLC

Payson Hospital Corporation

Peckville Hospital Company, LLC

Pennsylvania Hospital Company, LLC

Phillips Hospital Corporation

Phoenixville Hospital Company, LLC

Pottstown Hospital Company, LLC

QHG Georgia Holdings II, LLC

QHG Georgia Holdings, Inc.

QHG of Bluffton Company, LLC

QHG of Clinton County, Inc.

QHG of Enterprise, Inc.

QHG of Forrest County, Inc.

QHG of Fort Wayne Company, LLC

QHG of Hattiesburg, Inc.

QHG of Massillon, Inc.

QHG of South Carolina, Inc.

QHG of Spartanburg, Inc.

QHG of Springdale, Inc.

QHG of Warsaw Company, LLC

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

Regional Hospital of Longview, LLC

River Region Medical Corporation

Roswell Hospital Corporation

Ruston Hospital Corporation

Ruston Louisiana Hospital Company, LLC

SACMC, LLC

Salem Hospital Corporation

San Angelo Community Medical Center, LLC

San Angelo Medical, LLC

San Miguel Hospital Corporation

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Scranton Holdings, LLC

Scranton Hospital Company, LLC

Scranton Quincy Holdings, LLC

Scranton Quincy Hospital Company, LLC

Shelbyville Hospital Corporation

Siloam Springs Arkansas Hospital Company, LLC

Siloam Springs Holdings, LLC

Southern Texas Medical Center, LLC

Spokane Valley Washington Hospital Company, LLC

Spokane Washington Hospital Company, LLC

Tennyson Holdings, LLC

Tomball Texas Holdings, LLC

Tomball Texas Hospital Company, LLC

Tooele Hospital Corporation

Triad Health Care Corporation

Triad Holdings III, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad Nevada Holdings, LLC

Triad of Alabama, LLC

Triad of Oregon, LLC

Triad-ARMC, LLC

Triad-El Dorado, Inc.

Triad-Navarro Regional Hospital Subsidiary, LLC

Tunhannock Hospital Company, LLC

VHC Medical, LLC

Vicksburg Healthcare, LLC

Victoria Hospital, LLC

Virginia Hospital Company, LLC

Warren Ohio Hospital Company, LLC

Warren Ohio Rehab Hospital Company, LLC

Watsonville Hospital Corporation

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Weatherford Hospital Corporation

Weatherford Texas Hospital Company, LLC

Webb Hospital Corporation

Webb Hospital Holdings, LLC

Wesley Health System, LLC

West Grove Hospital Company, LLC

WHMC, LLC

Wilkes-Barre Behavioral Hospital Company, LLC

Wilkes-Barre Holdings, LLC

Wilkes-Barre Hospital Company, LLC

Williamston Hospital Corporation

Women & Children’s Hospital, LLC

Woodland Heights Medical Center, LLC

Woodward Health System, LLC

Youngstown Ohio Hospital Company, LLC

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Brownwood Hospital, L.P.
By: Brownwood Medical Center, LLC
Its: General Partner

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

College Station Hospital, L.P.
By: College Station Medical Center, LLC
Its: General Partner

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Navarro Hospital, L.P.
By: Navarro Regional, LLC
Its: General Partner

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

QHG Georgia, LP
By: QHG Georgia Holdings II, LLC
Its: General Partner

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

Victoria of Texas, L.P.
By: Detar Hospital, LLC
Its: General Partner

by
/s/ James W. Doucette
Name: James W. Doucette Title: Vice President and Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,
by
/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

by
/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

EXHIBIT A

Incremental Term Loans

Summary of Terms

Final Maturity and Amortization:

The Incremental Term Loans will mature on October 25, 2016 (the “Incremental Term Loan Maturity Date”); provided that such Incremental Term Loan Maturity Date shall instead be (x) the Springing Maturity Date, unless, on or prior to April 25, 2014, (A) all but $50,000,000 of the Non-Extended Term Loans shall have been repaid, redeemed, defeased or otherwise satisfied in full (a “Repayment”) (and, if such Repayment shall have been financed, in whole or in part, with the proceeds of indebtedness (“Non-Extended Term Loan Refinancing Indebtedness”), such Non-Extended Term Loan Refinancing Indebtedness shall have a final maturity date that is at least 91 days after October 25, 2016) and/or (B) the final maturity date with respect to all but $50,000,000 of the Non-Extended Term Loans shall have been extended to a date that is at least 91 days after October 25, 2016, or (y) if the Incremental Term Loan Maturity Date has not otherwise been modified in accordance with clause (x) to a date earlier than April 15, 2015, April 15, 2015, unless, on or prior to April 15, 2015, all but $50,000,000 aggregate principal amount of the Senior Notes (as defined in the Credit Agreement) shall have been Repaid (and, if such Repayment shall have been financed, in whole or in part, with the proceeds of indebtedness, such indebtedness shall have a maturity date that is at least 91 days after October 25, 2016).

“Springing Maturity Date” shall mean (i) if more than $50,000,000 of Non-Extended Term Loans having a final maturity date of July 25, 2014, are outstanding on April 25, 2014, April 25, 2014, or (ii) if clause (i) does not apply but more than $50,000,000 aggregate principal amount of any Non-Extended Term Loan Refinancing Indebtedness and Non-Extended Term Loans that in each case have a final maturity date that is earlier than 91 days after October 25, 2016 shall be outstanding after July 25, 2014, the date that is 91 days prior to the earliest final maturity date after July 25, 2014 of any such Non-Extended Term Loan Refinancing Indebtedness or Non-Extended Term Loans.

For purposes of Section 2.11(a)(iv) of the Credit Agreement, the Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each date set forth below, or if any such date is not a Business Day, on the next succeeding Business Day, a principal amount of the Incremental Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.24(d) of the Credit Agreement) equal to (a) the aggregate principal amount of the Incremental Term Loans outstanding on the Effective Date multiplied by (b) the percentage set forth below opposite such date, with the balance payable in full on the Incremental Term Loan Maturity Date:

Date	Amount
June 30, 2012	1 2/3%
September 30, 2012	1 2/3%
December 31, 2012	1 2/3%
March 31, 2013	2.50%
June 30, 2013	2.50%
September 30, 2013	2.50%
December 31, 2013	2.50%
March 31, 2014	2.50%
June 30, 2014	2.50%
September 30, 2014	2.50%
December 31, 2014	2.50%
March 31, 2015	3.75%
June 30, 2015	3.75%
September 30, 2015	3.75%
December 31, 2015	3.75%
March 31, 2016	15.0%
June 30, 2016	15.0%
September 30, 2016	15.0%

All payments of principal made pursuant to this paragraph shall be accompanied by accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

Mandatory Prepayments:	Notwithstanding the provisions of Section 2.13(g) of the Credit Agreement, the proceeds of any Permitted Additional Debt or Pari Passu Debt shall not be required to be applied to prepay Incremental Term Loans until the Non-Extended Term Loans have been repaid in full and until such time any such proceeds shall be allocated to the payment of Term Loans in accordance with Section 2.13(g) of the Credit Agreement as if no Incremental Term Loans were outstanding. From and after the time that the Non-Extended Term Loans are no longer outstanding, the proceeds of any Permitted Additional Debt or Pari Passu Debt shall be applied in accordance with Section 2.13(g) of the Credit Agreement without giving effect to the prior sentence of this paragraph.

Applicable Percentage:	The Applicable Percentage will initially be, with respect to any Eurodollar Incremental Term Loan, 2.50% per annum, and with respect to any ABR Incremental Term Loan, 1.50% per annum. After the end of the first full fiscal quarter following the Effective Date, the Applicable Percentage in respect of the Incremental Term Loans will be determined by reference to the pricing grid set forth below and in accordance with the provisions of the Credit Agreement.

Leverage Ratio (as defined in the Credit Agreement)	Eurodollar Spread— Incremental Term Loans	ABR Spread— Incremental Term Loans
Category 1 ≥ 5.50 to 1.00	3.00%	2.00%
Category 2 ≥ 5.00 to 1.00 and < 5.50 to 1.00	2.75%	1.75%
Category 3 ≥ 4.50 to 1.00 and < 5.00 to 1.00	2.50%	1.50%
Category 4 ≥ 4.00 to 1.00 and < 4.50 to 1.00	2.25%	1.25%
Category 5 < 4.00 to 1.00	2.00%	1.00%

EXHIBIT B

Replacement Revolving Credit Facility

Summary of Terms

Final Maturity:	The Replacement Revolving Credit Facility will mature and the commitments thereunder will terminate on October 25, 2016; provided that such maturity date shall instead be (x) the Springing Maturity Date, unless, on or prior to April 25, 2014, (A) all but $50,000,000 of the Non-Extended Term Loans shall have been Repaid (and, if such Repayment shall have been financed, in whole or in part, with the proceeds of Non-Extended Term Loan Refinancing Indebtedness, such Non-Extended Term Loan Refinancing Indebtedness shall have a final maturity date that is at least 91 days after October 25, 2016) and/or (B) the final maturity date with respect to all but $50,000,000 of the Non-Extended Term Loans shall have been extended to a date that is at least 91 days after October 25, 2016, or (y) if the Replacement Revolving Credit Facility maturity date has not otherwise been modified in accordance with clause (x) to a date earlier than April 15, 2015, April 15, 2015, unless, on or prior to April 15, 2015, all but $50,000,000 aggregate principal amount of the Senior Notes shall have been Repaid (and, if such Repayment shall have been financed, in whole or in part, with the proceeds of indebtedness, such indebtedness shall have a maturity date that is at least 91 days after October 25, 2016).

Applicable Percentage:	The Applicable Percentage will initially be, with respect to any Eurodollar Revolving Loan, 2.50% per annum, and with respect to any ABR Revolving Loan, 1.50% per annum. After the end of the first full fiscal quarter following the Effective Date, the Applicable Percentage with respect to any Revolving Loans will be determined by reference to the pricing grid set forth below and in accordance with the provisions of the Credit Agreement.

Leverage Ratio (as defined in the Credit Agreement)	Eurodollar Spread— Revolving Loans	ABR Spread— Revolving Loans
Category 1 ≥ 5.50 to 1.00	3.00%	2.00%
Category 2 ≥ 5.00 to 1.00 and < 5.50 to 1.00	2.75%	1.75%
Category 3 ≥ 4.50 to 1.00 and < 5.00 to 1.00	2.50%	1.50%
Category 4 ≥ 4.00 to 1.00 and < 4.50 to 1.00	2.25%	1.25%
Category 5 < 4.00 to 1.00	2.00%	1.00%

Commitment Fees:	Initially, from the Effective Date until the end of the first full fiscal quarter following the Effective Date, the Applicable Percentage with respect to the Revolving Credit Commitment Fee shall be 0.50% per annum. Thereafter, the Applicable Percentage with respect to the Revolving Credit Commitment Fee will be determined by reference to the pricing grid set forth below and in accordance with the provisions of the Credit Agreement.

Leverage Ratio (as defined in the Credit Agreement)	Revolving Credit Commitment Fee Rate (per annum)
Category 1 ≥ 5.50 to 1.00	0.50%
Category 2 ≥ 5.00 to 1.00 and < 5.50 to 1.00	0.50%
Category 3 ≥ 4.50 to 1.00 and < 5.00 to 1.00	0.50%
Category 4 ≥ 4.00 to 1.00 and < 4.50 to 1.00	0.375%
Category 5 < 4.00 to 1.00	0.375%

EXHIBIT C-1

Form of Kirkland & Ellis LLP Opinion

March 6, 2012

Credit Suisse AG,

as Administrative Agent, Collateral

Agent, and Issuing Bank

Credit Suisse Securities (USA) LLC,

as Sole Book Runner

and Sole Lead Arranger,

Each of the Lenders party to

the Credit Agreement described below

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to: (i) CHS/Community Health Systems, Inc., a Delaware corporation (“Borrower”), (ii) Community Health Systems, Inc., a Delaware corporation (“Parent”), and (iii) each of the Subsidiaries listed on the Schedule of Guarantors attached hereto as Schedule E (collectively, the “Guarantors” and each a “Guarantor”) in response to the requirement in Section 5(b)(i) of the Replacement Revolving Credit Facility and Incremental Term Loan Assumption Agreement, dated as of even date herewith (the “Replacement and Assumption Agreement”), among Parent, Borrower, the Guarantors, the Lenders listed on the signature pages thereto and Credit Suisse, as Administrative Agent and Collateral Agent (the “Agent”). Reference is made to that certain Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, and February 2, 2012 (as so amended and restated, the “Credit Agreement”), among Parent, Borrower, the Agent, and the Lenders party thereto. Parent, Borrower and the Guarantors are collectively referred to herein as the “Credit Parties” and each a “Credit Party”. References herein to the “Delaware Credit Parties” means each of Parent and Borrower.

Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement. The Agent, the Sole Bookrunner and Sole Lead Arranger, and the Lenders are sometimes referred to herein as “you”. The term “Credit Documents” whenever it is used in this letter means the Replacement and Assumption Agreement and the Credit Agreement, in each case in the form executed by the parties thereto on the date hereof.

The term “Organization Documents” whenever it is used in this letter means the certificate of incorporation and the bylaws of the relevant entity, in each case, as amended through the date hereof.

March 6, 2012

Subject to the assumptions, qualifications, exclusions and other limitations that are identified in this letter and in the schedules attached to this letter, we advise you, and, with respect to each legal issue addressed in this letter, it is our opinion, that:

1.	Each of the Delaware Credit Parties is a corporation existing and in good standing under the Delaware General Corporation Law, as in effect on the date hereof (the “DGCL”).

2.	Each of the Delaware Credit Parties has the corporate power to execute and deliver the Replacement and Assumption Agreement and perform its respective obligations under the Credit Documents to which it is a party.

3.	Each of the boards of directors of each of the Delaware Credit Parties has adopted by requisite vote or action, in accordance with the applicable provisions of its Organization Documents granting such authority to the board of directors, the resolutions necessary to authorize such Delaware Credit Party’s execution and delivery of the Replacement and Assumption Agreement, and the performance of such Delaware Credit Party’s obligations under, the Credit Documents to which it is a party.

4.	Each Delaware Credit Party has duly executed and delivered the Replacement and Assumption Agreement.

5.	Each of the Credit Documents executed by each Credit Party is a valid and binding obligation of each such Credit Party that is a party thereto, and is enforceable against such Credit Party in accordance with its terms.

6.	The execution and delivery by each of the Delaware Credit Parties and, except in the case of the following clause (a), each of the other Credit Parties, of the Replacement and Assumption Agreement, and the performance of its obligations under each Credit Document, will not (a) violate any existing provisions of the Organization Documents of such Delaware Credit Party, (b) constitute a violation by such Credit Party of any applicable provision of existing statutory law or governmental regulation applicable to such Credit Party and covered by this letter or (c) result in the creation or imposition of (or obligation to create or impose) any Lien on any property of any Credit Party (other than Liens created pursuant to the Loan Documents) under, or result in a breach or other violation of, or constitute a default under, any agreement listed on the Schedule I attached hereto (the “Specified Agreements”) (except we express no opinion with respect to conflicts, breaches or defaults under any agreement which is not a Specified Agreement or with respect to financial covenants or tests).

7.

No Credit Party is presently required to obtain any consent, approval, authorization or order of any State of New York or United States federal court or governmental agency in order to obtain the right to execute and deliver the Replacement and Assumption

March 6, 2012

Agreement and perform any of the Credit Documents to which it is a party, except for: (a) those obtained or made on or prior to the date hereof, (b) any actions or filings necessary to perfect the liens and security interests granted under the Security Documents or to release existing liens, (c) consents, approvals, authorizations, orders, actions or filings required in connection with ordinary course conduct by such Credit Party of its respective businesses and ownership or operation by such Credit Parties of its assets, (d) consents, approvals, authorizations, orders, actions or filings required under any laws, regulations or governmental requirements as set forth on Schedule C hereto, and (e) any actions or filings that may be required by any banking, insurance or other regulatory statute to which you may be subject (as to which matters we express no opinion).

8.	The execution and delivery of the Replacement and Assumption Agreement will not, in and of itself, result in the loss of perfection (if any) of any security interest arising under Article 9 of the UCC to the extent that such security interest was and remained perfected under the Guarantee and Collateral Agreement under Article 9 of the UCC immediately prior to such execution and delivery. For the avoidance of doubt, we express no opinion regarding (i) the creation, priority or enforcement of any such security interest, (ii) the effect on such priority of the execution and delivery of the Replacement and Assumption Agreement, or (iii) the perfection of any such security interest.

In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Credit Agreement and the other Credit Documents; (iii) factual information provided to us in a support certificate executed by one or more of the Credit Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have examined the originals or copies certified to our satisfaction, of such other corporate records of the Delaware Credit Parties as we deem necessary for or relevant to our opinions, certificates of public officials and the officers of the Delaware Credit Parties and we have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain factual information about which this letter advises you, we confirm that we do not have any actual knowledge that has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied to us in connection with the preparation of this letter is wrong. The terms “actual knowledge”, “knowledge”, “aware” or similar terms wherever they are used in this letter with respect to our firm mean conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who have had significant involvement with negotiation or preparation of the Credit Agreement (herein called “our Designated Transaction Lawyers”): Ashley Gregory.

March 6, 2012

Except as set forth in the following sentences of this paragraph, our opinion on every legal issue addressed in this letter (collectively, “our opinions”) is based exclusively on such internal law of the State of New York or such federal law of the United States, which, in each case, is in our experience normally applicable to general business entities not engaged in regulated business activities and to transactions of the type contemplated between the Credit Parties, on the one hand, and you, on the other hand, in the Credit Documents, but without our having made any special investigation as to any other laws. We express no opinion or advice as to any law (a) to which the Credit Parties may be subject as a result of your legal or regulatory status, your sale or transfer of any Loans or other obligations or interests therein or your (as opposed to any other lender’s) involvement in the transactions contemplated by the Credit Documents, (b) identified on Schedule C, or (c) which might be violated by any misrepresentation or omission or a fraudulent act. For purposes of the opinion in paragraph 1, as to existence and good standing, we have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. For purposes of paragraphs 2 through 4 and 6(a), such opinions are based on the DGCL and we have rendered such opinions based exclusively on our review of the statutory provisions of such statutes as published by Aspen Law & Business, as supplemented through January 3, 2012, without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue that is identified in the attached Schedule C or any provision in the Credit Agreement or any of the other Credit Documents of any type identified in Schedule D. Provisions in the Credit Documents that are not excluded by Schedule D or any other part of this letter or its attachments are called the “Relevant Agreement Terms.”

Except to the extent set forth in the preceding paragraph, each of our opinions on each legal issue addressed in this letter represents our opinion as to how the issue addressed in such opinion would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute that may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms of a remedial nature contained in the Credit Documents.

March 6, 2012

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at such time, by reason of any change subsequent to such time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

You may rely upon this letter only for the purposes served by the provisions in the Replacement and Assumption Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication that might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter or any portion hereof may not be furnished to anyone for purposes of encouraging or in a manner that might encourage such reliance; provided, however, that financial institutions that subsequently become Lenders under the Credit Agreement in accordance with the assignment provisions thereof may rely on this letter as of the date hereof as if this letter were addressed to them.

Sincerely,

Schedule A

General Qualifications

The opinions in the letter to which this Schedule is attached (“our letter”) are subject to the qualifications as set forth in this Schedule A.

1.	Bankruptcy and Insolvency Exception. Each of our opinions of our letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

(a)	the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

(b)	all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

(c)	state fraudulent transfer and conveyance laws; and

(d)	judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination and the recharacterization of debt.

2.	Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

(a)	governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b)	affording equitable defenses (e.g., waiver, laches, and estoppel) against a party seeking enforcement;

(c)	requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)	requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(e)	requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

(f)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g)	affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.

3.	Other Common Qualifications. Each of our opinions of our letter is subject to the effect of rules of law that:

(a)	limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that forum selection (and not choice of law) clauses in contracts are not necessarily binding on the court(s) in the forum selected (except to the extent provided in Section 5-1402 of the New York General Obligations Law);

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	provide a time limitation after which a remedy may not be enforced;

(e)	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(f)	relate to the sale or disposition of collateral by a secured creditor or the requirements of a commercially reasonable sale;

(g)	limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy, or for strict product liability or litigation against another party determined adversely to such party or for liabilities arising under the securities laws, or which limit the enforceability of provisions requiring indemnification of a party with respect to litigation between such party and another party from whom indemnification is sought which is determined adversely to the party seeking indemnification;

(h)	may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(i)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

(j)	may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

(k)	may render guarantees or similar instruments or agreements unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Credit Documents (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the beneficiary and the Credit Parties that is substantially and materially different from that presently contemplated by the Credit Documents, (ii) release a primary obligor, or (iii) impair a guarantor’s recourse against the primary obligor; and

(l)	render unenforceable requirements in the Credit Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

4.	Referenced Provision Qualification. Each opinion regarding the validity, binding effect, or enforceability of a provision (the “First Provision”) in any of the Credit Documents requiring any party to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (the “Second Provision”) of any Credit Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect, and enforceability of such Second Provision.

5.	Collateral Qualifications. The opinions and advice contained in our letter are subject to the following advice (terms used herein that are defined in the New York UCC or any other applicable Uniform Commercial Code having the meanings for purposes hereof are used herein in accordance with the meanings given to them therein):

(a)	rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied, or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations, and disclaimers are limited accordingly;

(b)	we express no opinion with respect to any self-help remedies with respect to the Collateral to the extent they vary from those available under the New York UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

(c)	a substantial body of case law treats guarantors as “debtors” under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC:

(d)	we note that your remedies under the Guarantee and Collateral Agreement with regard to the sale or after the sale of (i) any securities subject to any security interest are subject to compliance with state and federal securities law or (ii) any interest in a limited liability company or partnership interest is subject to compliance with applicable law;

(e)	we express no opinion with respect to the enforceability of any provision of any Credit Document that purports to authorize you to purchase at a private sale the Collateral, which is not subject to widely distributed standard price quotations or sold on a recognized market;

(f)	we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

(g)	we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of the Collateral, mandatory disposition of the Collateral or redemption rights;

(h)	we express no opinion regarding the enforceability of any provisions asserting that the Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the secured obligations;

(i)	we note that our opinions as to the validity, binding effect or enforceability of any Credit Document do not constitute opinions as to the creation, perfection, effect of perfection or priority of any lien or security interest purported to be granted thereunder; as to which matters we express no opinion, except to the extent specifically set forth in opinion paragraph 8;

(j)	we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning real estate or mixed collateral foreclosures or elections of remedies;

(k)	we express no opinion with respect to the adequacy of the waivers set forth in any guaranty insofar as they might not be broad enough for all situations which might arise for which you would find a waiver desirable; and

(l)	we express no opinion with respect to the enforceability of any provision of any Credit Document which purports to authorize you to sign or file financing statements or other documents under circumstances not authorized under the applicable Uniform Commercial Code.

6.	Lender’s Regulatory Qualification. We express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

7.	Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York, and, without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) that may be applicable to the transactions contemplated by the Credit Documents.

8.	Savings Clause Qualification. We express no opinion regarding the enforceability of any “fraudulent conveyance or fraudulent transfer savings clause” in the Guarantee and Collateral Agreement and any similar provision in any other document or agreement to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

Schedule B

Assumptions

For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1.	Each of the Credit Parties (i) has the requisite title and rights to any property involved in the transactions effected under the Credit Documents (herein called the “Transactions”) including without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

2.	You are existing and in good standing in your jurisdiction of organization.

3.	You have the corporate power or, if you are not a corporation, other requisite power (including, without limitation, under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Credit Documents, and each of the Credit Documents to which you are a party has been duly authorized by all necessary action on your part and, to the extent you are a party, has been duly executed and duly delivered by you.

4.	The Credit Documents to which you are a party constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions, and other limitations similar to those applicable to our letter).

5.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Credit Documents enforceable against you.

6.	You have complied with all legal requirements pertaining to your status as such status relates to your rights to enforce the Credit Documents against the Credit Parties.

7.	Each of the Credit Parties (other than the Delaware Credit Parties) is a corporation or other entity existing and in good standing under the law of their respective state of organization.

8.	Each of the Credit Parties’ (other than the Delaware Credit Parties’) stockholders, board of directors or equivalent governing body has adopted by requisite vote the resolutions or approvals necessary to authorize such Credit Party’s execution, delivery and performance by it of each such Credit Document to which it is a party.

9.	Each of the Credit Documents, including the powers of attorney related to the execution thereof, have been duly executed and delivered by each of the Credit Parties (other than the Delaware Credit Parties) that is a party thereto on the date hereof.

10.

The execution and delivery by each Credit Party (other than the Delaware Credit Parties) of the Credit Documents to which it is a party, and the consummation by it of the lending transactions contemplated by each Credit Document to which it is a party to occur on the date hereof in accordance with the terms thereof will not (a) violate any existing provisions of the Organization Documents of such Credit Party, (b) constitute a violation by such Credit Party of any applicable provision of existing laws or governmental regulation or (c) violate any existing order, writ, injunction, judgment, determination, award or decree of any court or governmental instrumentality applicable to such Credit Party.

11.	No Credit Party (other than the Delaware Credit Parties) is presently required by any law to obtain any consent, approval, authorization or order of any court or governmental agency in order to obtain the right to enter into any of the Credit Documents to which it is a party or to take any of the actions taken by it in connection with the consummation of the lending transactions contemplated by such Credit Documents to occur on the date hereof in accordance with the terms thereof.

12.	Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

13.	Each Public Authority Document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete. The term (“Public Authority Documents”) means a certificate issued by any secretary of state of any other government official, office or agency concerning a person’s property or status, such as a certificate of corporate or partnership existence or good standing, a certificate concerning tax status, a certificate concerning Uniform Commercial Code filings or a certificate concerning title registration or ownership.

14.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

15.	The conduct of the parties to the Credit Documents has complied with any requirement of good faith, fair dealing, and conscionability.

16.	You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

17.	There are no agreements or understandings among the parties, written or oral (other than the Credit Documents), and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Credit Documents.

18.	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

19.	All parties to the Transactions will act in accordance with, and will refrain from taking any actions that are forbidden by, the terms and conditions of the Credit Documents.

20.	All agreements other than the Credit Documents (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.

21.	None of the Credit Parties will in the future take any discretionary action (including a decision not to act) permitted under the Credit Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such entity may be subject.

22.	The Credit Parties will in the future obtain all permits and governmental approvals required, and will in the future take all actions required, relevant to the consummation of the Transactions or performance of the Credit Documents.

23.	The representations made by each Credit Party in the Credit Documents to which it is a party with respect to its jurisdiction or organization, chief executive office and location of equipment and inventory are and will remain true and correct.

24.	Each natural person who is executing any Credit Document on behalf of any Credit Party has sufficient legal capacity to enter into such Credit Document, and we have no actual knowledge of any such incapacity.

25.	No Lender is subject to Regulation T of the Board of Governors of the Federal Reserve System; and no proceeds of the Loans will be used for any purpose which would violate or be inconsistent with terms of the Credit Agreement.

26.	All information required to be disclosed in connection with any consent or approval by the Credit Parties’ respective board of directors, board of managers, or manager, as applicable, or their stockholders (or equivalent governing or ownership group) and all other information required to be disclosed in connection with any issue relevant to our opinions or any matter relevant to any legal issue covered by our opinions has been fully and fairly disclosed to all persons to whom it is required to be disclosed and no such disclosure contained any relevant error or omission.

27.	Each person who has taken any action relevant to any of our opinions in the capacity of director, management committee member, or officer was duly elected to that director, management committee member, or officer position and held that position when such action was taken.

28.	Each of the Credit Parties’ Organization Documents, all amendments to each such Organization Document, and all resolutions adopted establishing classes or series of stock or other equity interests under such Organization Documents have been adopted in accordance with all applicable legal requirements.

29.	The transactions contemplated by the Credit Documents are directly or indirectly related to the business interests of each Credit Party party thereto and the transactions were fair and reasonable to each such entity at the time each such transaction was authorized by such Credit Party, and the transactions were necessary or convenient to the conduct, promotion, or attainment of the business of the Credit Parties.

30.	Immediately prior to the effectiveness of the Replacement and Assumption Agreement, each of the Credit Agreement and the other “Loan Documents” remains in full force and effect and has not been amended, modified, supplemented (other than to join any Guarantor as a party thereto) or replaced since February 2, 2012.

Schedule C

Excluded Law and Legal Issues

None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1.	Federal securities laws and regulations (including all other laws and regulations administered by the United States Securities and Exchange Commission), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments.

2.	Pension and employee benefit laws and regulations (e.g., ERISA).

3.	Federal and state antitrust and unfair competition laws and regulations.

4.	Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than requirements applicable to charter-related documents such as a certificate of merger.

5.	Compliance with fiduciary duty requirements.

6.	The statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing.

7.	Fraudulent transfer and fraudulent conveyance laws.

8.	Federal and state environmental, land use and subdivision, tax, racketeering (e.g., RICO), health and safety and labor laws and regulations.

9.	To the extent not otherwise specified in this Schedule C, applicable zoning and building laws, ordinances, code, rules or regulations (e.g., OSHA).

10.	Federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations.

11.	Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws.

12.	Other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

13.	Any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act).

14.	The Anti-Terrorism Order, including Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together, the “Anti-Terrorism Order”) as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order, the foreign assets control regulations of the United States Treasury Department, and to the extent the following relate to any Anti-Terrorism Law such anti-terrorism law or regulation (including without limitation the Executive order of September 23, 2001 Blocking Property and Prohibiting Transactions and Persons Who Commit and Threaten to Commit or Support Terrorism) or the Anti-Terrorism Order: the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Credit Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials.

15.	The Communications Act and the rules, regulations and policies of the Federal Communications Commission promulgated thereunder.

16.	The Federal Power Act, as amended, and the regulations implementing the Federal Power Act, all rules and regulations promulgated under any of the foregoing statutes, the rules, regulations and policies of the Federal Energy Regulatory Commission and any other federal or any state or local regulatory authority, and all other federal state and local laws, orders, regulations, licensing requirements and policies regulating, public utilities, electric utilities or energy facilities or services (and including without limitation any requirement under any such federal, state or local law or regulation that any Credit Party obtain any consent, approval, authorization or order in order to enter into the Credit Documents and perform the transactions contemplated thereby or the effect of any failure to obtain any such consent, approval, authorization or order).

17.	The Fair Packaging and Labeling Act, as amended, the Food, Drug and Cosmetic Act, as amended, the Food Security Act of 1985, as amended, the Perishable Agricultural Commodities Act, as amended, the Food, Agriculture, Conservation and Trade Act of 1990, as amended, the Nutritional Labeling and Education Act, as amended, all rules, policies and regulations promulgated under any of the foregoing statutes, and all other federal, state and local laws, orders, regulations, licensing requirements and policies relating to the ownership, operation, processing, production, distribution, purchase or provisions of, or otherwise regulating, food or farm products or animals.

18.	Federal, state and local liquor licensing laws and regulations.

19.	Title to any property.

20.	The Federal Reserve Board margin regulations.

21.	Any insurance, HMO, health insurance laws, hospital, regulations, directives or executive orders.

22.	Federal, state and local laws, regulations, licensing requirements and policies relating to health care, hospitals, Medicare, Medicaid or CHAMPUS (including those of any state regulatory agency or Centers for Medicare and Medicaid Services).

23.	Federal, state, or local regulation or order, of any authority, which relates to or otherwise imposes liability or standards of conduct concerning the licensure, certification, qualification, or operation of a clinical or pathology laboratory, medical practice or other aspect of a Person’s business subject to such laws, including but not limited to laws governing Medicare and Medicaid laboratories, laws regarding the professional standards of health care professionals; laws governing patient confidentiality and privacy; laws governing the corporate practice of medicine; laws governing laboratories; laws relating to kickbacks, self-referrals and access to health care, as well as the Employee Health Care Access Act; 21 U.S.C. ‘301-392, the Federal Food Drug and Cosmetic Act; 21 U.S.C. 821 et seq., the Federal Drug Abuse Act; Sections 1128, 1128A and 1128B of the Social Security Act; The Clinical Laboratory Improvement Amendments of 1988; 42 U.S.C. 1320a-7b, 42 C.F.R. Part 1001, 42 CFR Chapter IV, Subchapter C; Sections 1876 or 1903 of the Social Security Act; 45 CFR, Part 74; 45 CFR, Part 92; 42 CFR 455.109 Section 306 of the Clean Air Act; 42 U.S.C. ‘1857(h) et seq., Section 508 of the Clean Water Act; 33 U.S.C. ‘1368 et seq., Executive Order 11738 and Environmental Protection Agency regulations; 40 CFR Part 15, Title VI of the Civil Rights Act of 1964; 42 U.S.C. ‘2000 d et seq., Section 504 of the Rehabilitation Act of 1933; 29 U.S.C. ‘7940; Title IX of the Education Amendments of 1972, 20 U.S.C. ‘1681 et seq., the Age Discrimination Act of 1975; 42 U.S.C. ‘6101 et seq., Section 654 of OBRA ‘81; 42 U.S.C. ‘9849 and the Americans with Disabilities Act of 1990; P.L. 101-336, OBRAs 1986 through 1993, as amended, the Health Insurance Portability and Accountability Act, as amended, the Patient Protection and Affordable Care Act, as amended, the Health Care and Education Affordability Reconciliation Act of 2010, and any other similar federal, state or local regulations.

24.	The effect of any law, regulation or order which becomes effective after the date hereof.

We have not undertaken any research for purposes of determining whether any of the Credit Parties or any of the Transactions that may occur in connection with the Replacement and Assumption Agreement, the Credit Agreement or any of the other Credit Documents is subject to any law or other governmental requirement other than to those laws and requirements that in our experience would generally be recognized as applicable to the general business corporations which are engaged in transactions of the type contemplated by the Credit Documents and which are not engaged in regulated business activities in the absence of research by lawyers in the State of New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter is or was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

Schedule D

Excluded Provisions

None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Credit Documents:

1.	Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

2.	Indemnification for negligence, bad faith, willful misconduct or wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

3.	Provisions mandating contribution towards judgments or settlements among various parties.

4.	Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

5.	Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default.

6.	Time-is-of-the-essence clauses.

7.	Provisions that provide a time limitation after which a remedy may not be enforced.

8.	Confession of judgment clauses.

9.	Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

10.	Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

11.	Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

12.	Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

D-1

13.	Provisions that purport to award attorneys’ fees solely to one party.

14.	Arbitration agreements.

15.	Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

16.	Provisions relating to the application of insurance proceeds and condemnation awards.

17.	Provisions that provide for the appointment of a receiver or the taking of possession by the Agent.

18.	Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

19.	Confidentiality agreements.

20.	Provisions, if any, which are contrary to the public policy of jurisdictions covered by our opinions.

21.	Choice of law provisions, other than, under New York statutory choice-of-law rules, those provisions in the Credit Documents that provide that the laws of the State of New York shall govern.

22.	Provisions in any of the Credit Documents requiring any Credit Party to perform its obligations under, or cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Credit Document.

23.	Provisions of the Credit Documents insofar as they authorize you or your affiliates to setoff and apply deposits at any time held, and any other indebtedness at anytime owing by you to or for the account of any Credit Party.

24.	With your permission, Section 9.20(e) of the Credit Agreement.

D-2

Schedule E

Schedule of Guarantors

1. Abilene Hospital, LLC

2. Abilene Merger, LLC

3. Anna Hospital Corporation

4. Berwick Hospital Company, LLC

5. Big Bend Hospital Corporation

6. Big Spring Hospital Corporation

7. Birmingham Holdings, LLC

8. Birmingham Holdings II, LLC

9. Bluefield Holdings, LLC

10. Bluefield Hospital Company, LLC

11. Bluffton Health System, LLC

12. Brownsville Hospital Corporation

13. Brownwood Hospital, L.P.

14. Brownwood Medical Center, LLC

15. Bullhead City Hospital Corporation

16. Bullhead City Hospital Investment Corporation

17. Carlsbad Medical Center, LLC

18. Centre Hospital Corporation

19. CHHS Holdings, LLC

20. CHS Kentucky Holdings, LLC

21. CHS Pennsylvania Holdings, LLC

22. CHS Virginia Holdings, LLC

23. CHS Washington Holdings, LLC

24. Clarksville Holdings, LLC

25. Cleveland Hospital Corporation

26. Cleveland Tennessee Hospital Company, LLC

27. Clinton Hospital Corporation

28. Coatesville Hospital Corporation

29. College Station Hospital, L.P.

30. College Station Medical Center, LLC

31. College Station Merger, LLC

32. Community GP Corp.

33. Community Health Investment Company, LLC

34. Community LP Corp.

35. CP Hospital GP, LLC

36. CPLP, LLC

37. Crestwood Hospital, LP, LLC

38. Crestwood Hospital, LLC

39. CSMC, LLC

40. CSRA Holdings, LLC

41. Deaconess Holdings, LLC

42. Deaconess Hospital Holdings, LLC

43. Deming Hospital Corporation

44. Desert Hospital Holdings, LLC

45. Detar Hospital, LLC

46. DHSC, LLC

47. DHFW Holdings, LLC

48. Dukes Health System, LLC

49. Dyersburg Hospital Corporation

50. Emporia Hospital Corporation

51. Evanston Hospital Corporation

52. Fallbrook Hospital Corporation

53. Foley Hospital Corporation

54. Forrest City Arkansas Hospital Company, LLC

55. Forrest City Hospital Corporation

56. Fort Payne Hospital Corporation

57. Frankfort Health Partner, Inc.

58. Franklin Hospital Corporation

59. Gadsden Regional Medical Center, LLC

60. Galesburg Hospital Corporation

61. Granbury Hospital Corporation

62. Granite City Hospital Corporation

63. Granite City Illinois Hospital Company, LLC

64. Greenville Hospital Corporation

65. GRMC Holdings, LLC

66. Hallmark Healthcare Company, LLC

67. Hobbs Medco, LLC

68. Hospital of Barstow, Inc.

69. Hospital of Fulton, Inc.

70. Hospital of Louisa, Inc.

71. Hospital of Morristown, Inc.

72. Jackson Hospital Corporation (KY)

73. Jackson Hospital Corporation (TN)

74. Jourdanton Hospital Corporation

75. Kay County Hospital Corporation

76. Kay County Oklahoma Hospital Company, LLC

77. Kirksville Hospital Company, LLC

78. Lakeway Hospital Corporation

79. Lancaster Hospital Corporation

80. Las Cruces Medical Center, LLC

81. Lea Regional Hospital, LLC

82. Lexington Hospital Corporation

83. Longview Merger, LLC

84. LRH, LLC

85. Lutheran Health Network of Indiana, LLC

86. Marion Hospital Corporation

87. Martin Hospital Corporation

88. Massillon Community Health System LLC

89. Massillon Health System LLC

90. Massillon Holdings, LLC

91. McKenzie Tennessee Hospital Company, LLC

92. McNairy Hospital Corporation

93. MCSA, L.L.C.

94. Medical Center of Brownwood, LLC

95. Merger Legacy Holdings, LLC

96. MMC of Nevada, LLC

97. Moberly Hospital Company, LLC

98. MWMC Holdings, LLC

99. Nanticoke Hospital Company, LLC

100. National Healthcare of Leesville, Inc.

101. National Healthcare of Mt. Vernon, Inc.

102. National Healthcare of Newport, Inc.

103. Navarro Hospital, L.P.

104. Navarro Regional, LLC

105. NC-DSH, LLC

106. Northampton Hospital Company, LLC

107. Northwest Hospital, LLC

108. NOV Holdings, LLC

109. NRH, LLC

110. Oak Hill Hospital Corporation

111. Oro Valley Hospital, LLC

112. Palmer-Wasilla Health System, LLC

113. Payson Hospital Corporation

114. Peckville Hospital Company, LLC

115. Pennsylvania Hospital Company, LLC

116. Phillips Hospital Corporation

117. Phoenixville Hospital Company, LLC

118. Pottstown Hospital Company, LLC

119. QHG Georgia Holdings, Inc.

120. QHG Georgia Holdings II, LLC

121. QHG Georgia, LP

122. QHG of Bluffton Company, LLC

123. QHG of Clinton County, Inc.

124. QHG of Enterprise, Inc.

125. QHG of Forrest County, Inc.

126. QHG of Fort Wayne Company, LLC

127. QHG of Hattiesburg, Inc.

128. QHG of Massillon, Inc.

129. QHG of South Carolina, Inc.

130. QHG of Spartanburg, Inc.

131. QHG of Springdale, Inc.

132. QHG of Warsaw Company, LLC

133. Quorum Health Resources, LLC

134. Red Bud Hospital Corporation

135. Red Bud Illinois Hospital Company, LLC

136. Regional Hospital of Longview, LLC

137. River Region Medical Corporation

138. Roswell Hospital Corporation

139. Ruston Hospital Corporation

140. Ruston Louisiana Hospital Company, LLC

141. SACMC, LLC

142. Salem Hospital Corporation

143. San Angelo Community Medical Center, LLC

144. San Angelo Medical, LLC

145. San Miguel Hospital Corporation

146. Scranton Holdings, LLC

147. Scranton Hospital Company, LLC

148. Scranton Quincy Holdings, LLC

149. Scranton Quincy Hospital Company, LLC

150. Shelbyville Hospital Corporation

151. Siloam Springs Arkansas Hospital Company, LLC

152. Siloam Springs Holdings, LLC

153. Southern Texas Medical Center, LLC

154. Spokane Valley Washington Hospital Company, LLC

155. Spokane Washington Hospital Company, LLC

156. Tennyson Holdings, LLC

157. Tooele Hospital Corporation

158. Tomball Texas Holdings, LLC

159. Tomball Texas Hospital Company, LLC

160. Triad Healthcare Corporation

161. Triad Holdings III, LLC

162. Triad Holdings IV, LLC

163. Triad Holdings V, LLC

164. Triad Nevada Holdings, LLC

165. Triad of Alabama, LLC

166. Triad of Oregon, LLC

167. Triad-ARMC, LLC

168. Triad-El Dorado, Inc.

169. Triad-Navarro Regional Hospital Subsidiary, LLC

170. Tunkhannock Hospital Company, LLC

171. VHC Medical, LLC

172. Vicksburg Healthcare, LLC

173. Victoria Hospital, LLC

174. Victoria of Texas, L.P.

175. Virginia Hospital Company, LLC

176. Warren Ohio Hospital Company, LLC

177. Warren Ohio Rehab Hospital Company, LLC

178. Watsonville Hospital Corporation

179. Waukegan Hospital Corporation

180. Waukegan Illinois Hospital Company, LLC

181. Weatherford Hospital Corporation

182. Weatherford Texas Hospital Company, LLC

183. Webb Hospital Corporation

184. Webb Hospital Holdings, LLC

185. Wesley Health System, LLC

186. West Grove Hospital Company, LLC

187. WHMC, LLC

188. Wilkes-Barre Behavioral Hospital Company, LLC

189. Wilkes-Barre Holdings, LLC

190. Wilkes-Barre Hospital Company, LLC

191. Williamston Hospital Corporation

192. Women & Children’s Hospital, LLC

193. Woodland Heights Medical Center, LLC

194. Woodward Health System, LLC

195. Youngstown Ohio Hospital Company, LLC

Schedule I

Specified Agreements

1.	Indenture dated as of July 25, 2007, among Borrower, the Guarantors and U.S. Bank National Association, as Trustee, relating to the sale by Borrower of $3,021,331,000 8 7/8% Senior Notes due 2015, as supplemented.

2.	Indenture dated as of November 22, 2011, among Borrower, Parent, Guarantors and U.S. Bank National Association, relating to the sale by Borrower of $1,000,000,000 8% Senior Notes due 2019.

I-1

EXHIBIT C-2

Form of Opinion of General Counsel of Parent

March 6, 2012

The Lenders and the Agent Referred to Below

c/o Credit Suisse AG

as Administrative Agent, Collateral Agent and

Issuing Bank

Eleven Madison Avenue

New York, New York 10010

RE:	Replacement Revolving Credit Facility and Incremental Term Loan Assumption Agreement, dated as of March 6, 2012

Ladies and Gentlemen:

I am Executive Vice President, Secretary and General Counsel of CHS/Community Health Systems, Inc., a Delaware corporation (the “Borrower”), and have acted as Counsel for the Borrower, Community Health Systems, Inc. (“Parent”) and each of the Subsidiaries listed on the Schedule of Guarantors attached hereto as Schedule A (each a “Guarantor” and, collectively, the “Guarantors”, and together with the Borrower and Parent, the “Credit Parties”) in connection with the Replacement Revolving Credit Facility and Incremental Term Loan Assumption Agreement, dated as of even date herewith (the “Replacement and Assumption Agreement”), among Parent, the Borrower, the Guarantors, and Credit Suisse AG, as Administrative Agent and Collateral Agent (the “Agent”), and the Lenders listed on the signature pages thereto. Reference is made to that certain Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, and February 2, 2012 (as so amended and restated, the “Credit Agreement”), among Parent, the Borrower, Agent, and the Lenders party thereto.

This opinion is delivered to you pursuant to subsection Section 5(b)(ii) of the Replacement and Assumption Agreement. All capitalized terms used herein that are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents, and records of the Credit Parties, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Credit Parties, as I have deemed necessary or appropriate for the purposes of this opinion. I have examined, among other documents, the following (in each case dated as of the date of the Replacement and Assumption Agreement):

(a)	an executed copy of the Replacement and Assumption Agreement; and

(b)	a copy of the Credit Agreement.

The documents referred to in items (a) and (b) above, inclusive, are referred to herein as the “Transaction Documents”.

In all such examinations, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

documents of all parties (other than with respect to the Credit Parties to the extent signed in my presence), the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and others, and assume compliance on the part of all parties to the Transaction Documents with their covenants and agreements contained therein.

With respect to the opinions expressed in clauses (ii) and (iv) of paragraph (b) below, my opinions are limited (x) to my actual knowledge of the respective business activities and properties of the Credit Parties in respect of such matters and without any independent investigation or verification on my part and (y) to my review of only those laws and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

To the extent it may be relevant to the opinions expressed herein, I have assumed that the parties to the Transaction Documents, other than Parent, the Borrower and the Guarantors, have the corporate power to enter into and perform such documents and that (except as set forth in paragraph (b) below) such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth therein, I am of the opinion that:

(a) Each Guarantor is a corporation, limited liability company, or limited partnership validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents.

(b) The execution and delivery by each Credit Party of the Replacement and Assumption Agreement and the performance by each Credit Party of its respective obligations under each of the Transaction Documents and the borrowings by the Borrower and the grant by each Credit Party of the security interests pursuant to the Transaction Documents to which it is a party (i) have been authorized, in the case of each Guarantor, by all necessary action by such Guarantor, (ii) do not require under present law any filing or registration by any Credit Party with, or approval or consent to any Credit Party of, any governmental agency or authority of the State of Tennessee that has not been made or obtained, except those required in the ordinary course of business in connection with the future performance, if any, by each Credit Party of its respective obligations under certain covenants contained in the Transaction Documents to which it is a party or pursuant to securities or other laws that may be applicable to the disposition of any collateral subject thereto, (iii) do not contravene any provision of the certificate of incorporation or bylaws or similar organizational document of any Guarantor, (iv) do not violate any present law, or present regulation of any governmental agency or authority, of the State of Tennessee known by me to be applicable to any Credit Party or their respective properties, (v) breach or cause a default under any agreement or violate any court decree or order binding upon such Credit Party or its property (this opinion being limited (x) to those agreements, decrees or orders that have been filed as exhibits (or are incorporated by reference as exhibits) to the Form 10-K of Parent for the year ended December 31, 2010 and (y) in that I express, no opinion with respect to any breach, default or violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

me, or arising under or based upon any covenant of a financial or numerical nature or requiring computation), and (vi) will not result in or require the creation or imposition of any Lien upon any properties of a Credit Party pursuant to the provisions of any agreement (this opinion being limited to those agreements that have been filed as exhibits (or are incorporated by reference as exhibits) to the Form 10-K of Parent for the year ended December 31, 2010).

(c) The Replacement and Assumption Agreement has been duly executed and delivered on behalf of each Guarantor that is a party thereto.

To my actual knowledge, I am not aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority, or any arbitration tribunal, against or directly affecting the Credit Parties, or any of their respective properties, which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would adversely affect the legality, validity or enforceability of, any of the Transaction Documents or the transactions contemplated thereby.

I have issued certain limited opinions above as to the corporate, limited liability company, or limited partnership organization, existence, good standing and authority of the Guarantors under the law of their respective states of organization. I do not purport to be an expert in matters of law of jurisdictions other than the State of Tennessee and the federal law of the United States of America, and have issued my opinions based solely upon my review of the corporate record of each Guarantor.

The opinions set forth above are subject to the following qualifications and limitations:

(a)	I express no opinion regarding the application of federal or state securities laws to the transactions contemplated in the Transaction Documents;

(b)	I express no opinion regarding (i) the effect of fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors and (ii) restrictions relating to capital adequacy that may be applicable to any Guarantor to the extent any Transaction Document may be deemed a dividend or distribution; and

(c)	to the extent that section 8.31 of the Revised Model Business Corporation Act (as adopted in any state in which a Credit Party is incorporated) or other corporation law analogous thereto may apply, I have assumed the transactions described in the Transaction Documents are fair to the Credit Parties.

I am qualified to practice law in the State of Tennessee, and I am no expert in and express no opinions as to the laws of other jurisdictions other than to the federal laws of the United States of America and the laws of the State of Tennessee, as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

[Remainder of page intentionally left blank.]

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

The opinions expressed herein are solely for the benefit of the Lenders and the Agent and may not be relied on in any manner or for any purpose by any other person or entity.

Very truly yours,

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

Schedule A

Schedule of Guarantors

Abilene Hospital, LLC

Abilene Merger, LLC

Anna Hospital Corporation

Berwick Hospital Company, LLC

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Birmingham Holdings, LLC

Birmingham Holdings II, LLC

Bluefield Holdings, LLC

Bluefield Hospital Company, LLC

Bluffton Health System, LLC

Brownsville Hospital Corporation

Brownwood Hospital, L.P.

Brownwood Medical Center, LLC

Bullhead City Hospital Corporation

Bullhead City Hospital Investment Corporation

Carlsbad Medical Center, LLC

Centre Hospital Corporation

CHHS Holdings, LLC

CHS Kentucky Holdings, LLC

CHS Pennsylvania Holdings, LLC

CHS Virginia Holdings, LLC

CHS Washington Holdings, LLC

Clarksville Holdings, LLC

Cleveland Hospital Corporation

Cleveland Tennessee Hospital Company, LLC

Clinton Hospital Corporation

Coatesville Hospital Corporation

College Station Hospital, L.P.

College Station Medical Center, LLC

College Station Merger, LLC

Community GP Corp.

Community Health Investment Company, LLC

Community LP Corp.

CP Hospital GP, LLC

CPLP, LLC

Crestwood Hospital, LP, LLC

Crestwood Hospital, LLC

CSMC, LLC

CSRA Holdings, LLC

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

Deaconess Holdings, LLC

Deaconess Hospital Holdings, LLC

Deming Hospital Corporation

Desert Hospital Holdings, LLC

Detar Hospital, LLC

DHSC, LLC

DHFW Holdings, LLC

Dukes Health System, LLC

Dyersburg Hospital Corporation

Emporia Hospital Corporation

Evanston Hospital Corporation

Fallbrook Hospital Corporation

Foley Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Frankfort Health Partner, Inc.

Franklin Hospital Corporation

Gadsden Regional Medical Center, LLC

Galesburg Hospital Corporation

Granbury Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

GRMC Holdings, LLC

Hallmark Healthcare Company, LLC

Hobbs Medco, LLC

Hospital of Barstow, Inc.

Hospital of Fulton, Inc.

Hospital of Louisa, Inc.

Hospital of Morristown, Inc.

Jackson Hospital Corporation (KY)

Jackson Hospital Corporation (TN)

Jourdanton Hospital Corporation

Kay County Hospital Corporation

Kay County Oklahoma Hospital Company, LLC

Kirksville Hospital Company, LLC

Lakeway Hospital Corporation

Lancaster Hospital Corporation

Las Cruces Medical Center, LLC

Lea Regional Hospital, LLC

Lexington Hospital Corporation

Longview Merger, LLC

LRH, LLC

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

Lutheran Health Network of Indiana, LLC

Marion Hospital Corporation

Martin Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

McKenzie Tennessee Hospital Company, LLC

McNairy Hospital Corporation

MCSA, L.L.C.

Medical Center of Brownwood, LLC

Merger Legacy Holdings, LLC

MMC of Nevada, LLC

Moberly Hospital Company, LLC

MWMC Holdings, LLC

Nanticoke Hospital Company, LLC

National Healthcare of Leesville, Inc.

National Healthcare of Mt. Vernon, Inc.

National Healthcare of Newport, Inc.

Navarro Hospital, L.P.

Navarro Regional, LLC

NC-DSH, LLC

Northampton Hospital Company, LLC

Northwest Hospital, LLC

NOV Holdings, LLC

NRH, LLC

Oak Hill Hospital Corporation

Oro Valley Hospital, LLC

Palmer-Wasilla Health System, LLC

Payson Hospital Corporation

Peckville Hospital Company, LLC

Pennsylvania Hospital Company, LLC

Phillips Hospital Corporation

Phoenixville Hospital Company, LLC

Pottstown Hospital Company, LLC

QHG Georgia Holdings, Inc.

QHG Georgia Holdings II, LLC

QHG Georgia, LP

QHG of Bluffton Company, LLC

QHG of Clinton County, Inc.

QHG of Enterprise, Inc.

QHG of Forrest County, Inc.

QHG of Fort Wayne Company, LLC

QHG of Hattiesburg, Inc.

QHG of Massillon, Inc.

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

QHG of South Carolina, Inc.

QHG of Spartanburg, Inc.

QHG of Springdale, Inc.

QHG of Warsaw Company, LLC

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

Regional Hospital of Longview, LLC

River Region Medical Corporation

Roswell Hospital Corporation

Ruston Hospital Corporation

Ruston Louisiana Hospital Company, LLC

SACMC, LLC

Salem Hospital Corporation

San Angelo Community Medical Center, LLC

San Angelo Medical, LLC

San Miguel Hospital Corporation

Scranton Holdings, LLC

Scranton Hospital Company, LLC

Scranton Quincy Holdings, LLC

Scranton Quincy Hospital Company, LLC

Shelbyville Hospital Corporation

Siloam Springs Arkansas Hospital Company, LLC

Siloam Springs Holdings, LLC

Southern Texas Medical Center, LLC

Spokane Valley Washington Hospital Company, LLC

Spokane Washington Hospital Company, LLC

Tennyson Holdings, LLC

Tooele Hospital Corporation

Tomball Texas Holdings, LLC

Tomball Texas Hospital Company, LLC

Triad Healthcare Corporation

Triad Holdings III, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad Nevada Holdings, LLC

Triad of Alabama, LLC

Triad of Oregon, LLC

Triad-ARMC, LLC

Triad-El Dorado, Inc.

Triad-Navarro Regional Hospital Subsidiary, LLC

Tunkhannock Hospital Company, LLC

VHC Medical, LLC

Vicksburg Healthcare, LLC

The Lenders and the Agent Referred to Below

c/o Credit Suisse

as Agent

Victoria Hospital, LLC

Victoria of Texas, L.P.

Virginia Hospital Company, LLC

Warren Ohio Hospital Company, LLC

Warren Ohio Rehab Hospital Company, LLC

Watsonville Hospital Corporation

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Weatherford Hospital Corporation

Weatherford Texas Hospital Company, LLC

Webb Hospital Corporation

Webb Hospital Holdings, LLC

Wesley Health System, LLC

West Grove Hospital Company, LLC

WHMC, LLC

Wilkes-Barre Behavioral Hospital Company, LLC

Wilkes-Barre Holdings, LLC

Wilkes-Barre Hospital Company, LLC

Williamston Hospital Corporation

Women & Children’s Hospital, LLC

Woodland Heights Medical Center, LLC

Woodward Health System, LLC

Youngstown Ohio Hospital Company, LLC

SCHEDULE I

Incremental Term Lender Commitments and

Replacement Revolving Credit Facility Commitments

Incremental Term Lender/Replacement Revolving Credit Facility Lender	Incremental Term Loan Commitment	Replacement Revolving Credit Facility Lender Commitment

Credit Suisse AG	$62,500,000.00	$62,500,000.00

Bank of America, N.A.	$57,500,000.00	$57,500,000.00

Citibank, N.A.	$57,500,000.00	$57,500,000.00

JPMorgan Chase Bank, N.A.	$57,500,000.00	$57,500,000.00

Wells Fargo Bank, N.A.	$57,500,000.00	$57,500,000.00

Credit Agricole Corporate and Investment Bank	$57,500,000.00	$57,500,000.00

Royal Bank of Canada	$57,500,000.00	$57,500,000.00

SunTrust Bank	$57,500,000.00	$57,500,000.00

Morgan Stanley Senior Funding, Inc.	$31,500,000.00	$57,500,000.00

Morgan Stanley Bank, N.A.	$26,000,000.00	$0.00

Deutsche Bank Trust Company Americas	$37,500,000.00	$37,500,000.00

Goldman Sachs Bank USA	$37,500,000.00	$37,500,000.00

Fifth Third Bank	$37,500,000.00	$37,500,000.00

The Bank of Nova Scotia	$37,500,000.00	$37,500,000.00

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$25,000,000.00	$25,000,000.00

BBVA Compass Bank	$25,000,000.00	$25,000,000.00

General Electric Capital Corporation	$12,500,000.00	$12,500,000.00

Regions Bank	$10,000,000.00	$10,000,000.00

Sovereign Bank, N.A.	$5,000,000.00	$5,000,000.00

TOTAL	$750,000,000	$750,000,000